Exhibit 99.1
n e w s   r e l e a s e
QLT COMPLETES ACQUISITION OF FORSIGHT NEWCO II, INC.

For Immediate Release	October 18, 2007
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today the successful completion of its acquisition of privately held ForSight Newco II, Inc. Through this acquisition, QLT, through its wholly-owned subsidiary, will obtain rights to commercialize ForSight Newco II’s proprietary ocular punctal plug drug delivery system, and will lead and fund future development efforts in this program.
“We are excited to add this proprietary punctal plug technology to our ocular pipeline and build on our strengths and expertise in ophthalmology,” said Bob Butchofsky, President and Chief Executive Officer of QLT.
ForSight Newco II’s proprietary punctal plugs are a non-invasive drug delivery system that QLT believes will be capable of delivering a variety of drugs to the eye over time through sustained release to the tear film. Sustained release punctal plugs could potentially replace eye drops for glaucoma, dry eye, allergies and postoperative care, which represent a $6 billion market. In addition, plugs may provide a more effective, convenient and reliable treatment alternative that could improve patient compliance with their medication leading to better outcomes for their disease.
Investor & Analyst Day on November 8
QLT will provide more background information on the proprietary punctal plugs during its Investor Day in New York on November 8, 2007. The agenda will include a presentation by Dr. Eugene de Juan, Jr., an inventor of some of ForSight Newco II’s proprietary punctal plug technology. The presentation will be available live via webcast beginning at 8:00 a.m. Eastern Time (ET).
About QLT Inc.
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.:
Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Such statements include, but are not limited to, statements relating to potential targets, applications, markets and benefits of the acquired technology, potential future product opportunities, and statements containing words such as “expects,” “will,” “could,” “intends,” “should,” “may,” “plans,” “believes,” “potential” and similar expressions that do not relate to historical matters. These forward-looking statements are only predictions which involve known and unknown risks, uncertainties and other factors that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: uncertainties relating to development and commercialization of products and technologies and associated costs, the safety and effectiveness of the acquired technology, the timing, expense and uncertainty associated with the regulatory approval process for products, uncertainties regarding our future operating results, the general competitive condition in the biotechnology and drug delivery industry and general economic conditions; and other risk factors which are described in detail in QLT’s Annual Information Form on Form 10-K, quarterly reports on Form 10-Q, Registration Statement on Form S-4 and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.